Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-222611, 333-218602, 333-211699, 333-204174 and 333-200877 on Form S-8 and No. 333-209015 on Form S-3 of our report dated March 15, 2018, relating to the consolidated financial statements of Hortonworks, Inc. (the “Company”), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

March 15, 2018